UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 18, 2012

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2012, the Corporation received an order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 at its Weeping Water Mine in Weeping Water, Nebraska. The order stated that a fall of material occurred on a down ramp in this underground mine and a section above the fall was hanging and could also fall at any time and present danger to someone on the ramp. The order also stated that an up ramp in the mine indicated a similar fall of material and could present danger to someone walking on that ramp. The Corporation has commenced corrective action in accordance with a plan that has been approved by MSHA.

On April 24, 2012, the Corporation received an order issued by MSHA under section 107(a) of the Federal Mine Safety and Health Act of 1977 at its Fort Calhoun Quarry in Fort Calhoun, Nebraska. The order stated that one of the Corporation’s employees was welding inside a structure that was under an apron feeder with material on it, which posed a danger to the employee. MSHA issued an imminent danger order to remove the employee. The Corporation complied with the order and removed the employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: April 24, 2012	By:	/s/ Anne H. Lloyd
Anne H. Lloyd
Executive Vice President and Chief Financial Officer